(Exhibit) (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 4 to the Registration Statement No. 333-220294 on Form N-2 of our report dated February 21, 2018 relating to the financial statement of BlackRock Multi-Sector Opportunities Trust, appearing in the Statement of Additional Information and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 21, 2018